10.1  Purchase  Agreement  with  EuroSwiss.

PURCHASE  AGREEMENT
This Purchase Agreement (the "Agreement") dated this 20th day of January 2005, among B2Digital, Incorporated, a Delaware corporation and publicly traded company, located at 9171 Wilshire Blvd, Suite B, Beverly Hills, CA 90210 ("BTWO" or "Buyer") and EuroSwiss Equities, Ltd., a privately held corporation, located at Caribbean Place P.O. Box 97 Leeward Highway Providenciales Turks and Caicos Islands (sometimes referred to as "EuroSwiss").

RECITALS

WHEREAS, BTWO is developing and providing video on demand systems and otherwise exploiting the internet and communication based data systems.

WHEREAS, EuroSwiss is a privately held corporation, websites, domains and certain marketing rights to online casinos as specifically set forth as Exhibit A (the "Assets") free and clear of any encumbrances which it desires to sell to the Buyer.

WHEREAS,  BTWO  desires  to  purchase  the  Assets  from  EuroSwiss.

WHEREAS, EuroSwiss desires to sell the Assets to BTWO under agreeable terms and considerations.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

AGREEMENTS

1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, on the Closing Date, BTWO shall purchase One Hundred Percent (100%) of the Assets in exchange for Three Hundred Thousand US Dollars ($300,000), and 1,000,000 shares of Series A Preferred stock. The Purchase Price shall be payable within 3 months from the date of closing, per the payment schedule described in Section 2.1.

2. Closing. The closing (the "Closing") of the sale and purchase of the Assets shall take place on January 19th, 2005, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than January 25th, 2005 (the" Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

2.1  Payments,  Payment  Schedule.

(a)  The  Purchase  Price  shall  be  paid  as  follows:

i. BTWO shall pay Thirty Seven Thousand Five Hundred US Dollars (37,500) to EuroSwiss on the Closing Date in exchange for 12.5% share of the Assets.

ii. BTWO shall make a second payment of Thirty Seven Thousand Five Hundred US Dollars (37,500) to EuroSwiss within 15 days of the Closing Date and receive an additional 12.5% share of the Assets.

iii. BTWO shall make a third payment of Seventy Five Thousand US Dollars (75,000) to EuroSwiss on or before March 9, 2005 and receive an additional 25% share of the Assets.

iv. BTWO shall make a fourth payment of Seventy Five Thousand US Dollars (75,000) to EuroSwiss on or before April, 10 2005 and receive an additional 25% share of the Assets.

v. BTWO shall make a final payment of Seventy Five Thousand US Dollars (75,000) to EuroSwiss on or before May 10, 2005 and receive an additional 25% share of the Assets.

vi BTWO shall have created and issued the Series A Preferred shares of B2Digital, Inc (hereinafter referred to as the "Shares") to the Seller within fifteen (15) business days after the execution of this agreement.

(b)  BTWO  may  pay  the  entire  Purchase  Price  in  full  at  any  time.

(c) Title of the Assets will pass to BTWO simultaneously with each payment as mentioned in Section 2.1. hereinabove.

3. Representations and Warranties of EuroSwiss. EuroSwiss hereby represents and warrants to BTWO that:

3.1 Corporate Status. EuroSwiss is a privately held company and is the sole owner of 100% of the Assets. There are no third party claims or liabilities relating to the Assets.

3.2 Authorization. EuroSwiss has the requisite power and authority to execute and deliver this Agreement and the related transaction documents to which it is a party and to perform the transactions performed or to be performed by it. The Agreement and each transaction document executed and delivered by EuroSwiss has been duly executed and delivered by EuroSwiss and constitutes a valid and binding obligation of EuroSwiss, enforceable against EuroSwiss in accordance with its terms.

3.3 Consents and Approvals. Neither the execution and delivery by EuroSwiss of the Agreement to which it is a party, nor the performance of the transactions performed or to be performed by EuroSwiss, require any filing, consent or approval, constitute a default to any agreement to which it is a party or cause any payment obligation to arise.

3.4 Property. EuroSwiss has the corporate power to own or lease its servers and to carry on its business; it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the business or the property owned or leased by it makes such qualification necessary; and it has or will have on the Closing Date all necessary licenses, permits, authorizations and consents to operate its business in accordance with the terms of its business plan.

3.5 Liabilities. There are no material liabilities of EuroSwiss of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which EuroSwiss or BTWO may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities disclosed or referred to in this agreement or in the Schedules attached hereto, if any, or liabilities incurred in the ordinary course on business none of which will be materially adverse to the nature of the business, results of operations, assets, financial condition or manner of conducting the business.

3.6 Taxes. There are no taxes due and or owing on the Assets and no claim has ever been made by any authority in any jurisdiction where EuroSwiss does not file tax returns that EuroSwiss may be subject to taxation in that jurisdiction. There are no ongoing examinations or claims against EuroSwiss for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. EuroSwiss has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

3.7 Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to EuroSwiss's knowledge, threatened against the Assets or any EuroSwiss casino. To EuroSwiss's knowledge, there has been no default under any laws applicable to EuroSwiss, and EuroSwiss has not received any notices from any governmental entity regarding any alleged defaults under any laws. There has been no default with respect to any court order applicable to EuroSwiss.

3.8 Contracts. EuroSwiss is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, or of any products related to the business which is not accurately reflected in Schedule 1 to this Agreement.

3.9 Intellectual Property. EuroSwiss has good and valid title to and ownership of all Intellectual Property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign) necessary for the EuroSwiss business and operations (as now conducted and as proposed to be conducted). There are no outstanding options, licenses or agreements of any kind to which EuroSwiss is a party or by which it is bound relating to any Intellectual Property, whether owned by EuroSwiss or another person. To the knowledge of EuroSwiss, the business of EuroSwiss as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

3.10 Accuracy of Information. To EuroSwiss's knowledge, no representation or warranty by EuroSwiss related to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

4. Representations and Warranties of BTWO. BTWO hereby represents and warrants to EuroSwiss as follows:

4.1 Corporate Status. BTWO is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in any jurisdiction where it is required to be so qualified. The Charter Documents of BTWO that have been made available to EuroSwiss as of the date hereof are effective under applicable laws and are current, correct and complete.

4.2 Authorization. BTWO has the requisite power and authority to own its assets and to carry on its business. BTWO has the requisite power and authority to execute and deliver this Agreement to which it is a party and to perform the transactions performed or to be performed by it. Such execution, delivery and performance by BTWO have been duly authorized by all necessary corporate action. Each transaction document executed and delivered by BTWO has been duly executed and delivered by BTWO and constitutes a valid and binding obligation of BTWO, enforceable against BTWO in accordance with its terms.

4.3 Consents and Approvals. Neither the execution and delivery by BTWO of this Agreement, nor the performance of the transactions performed or to be performed by BTWO thereunder, require any third party filing, consent or approval (other than regulatory filings under federal or state securities laws), constitute a default or cause any payment obligation to arise.

4.4 Accuracy of Information. To BTWO's actual knowledge, no representation or warranty by BTWO in this Agreement, and no information contained therein or otherwise delivered by or on behalf of BTWO to any other Party in connection with the transactions contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

4.5 BTWO is authorized to issue the Series A Preferred Stock to EuroSwiss as per this Agreement per Section 8.2

5.  Covenants  of  EuroSwiss.

5.1 Conduct of the Business. Except as contemplated or otherwise consented to by BTWO in writing, from the date of this Agreement and until the Closing Date, EuroSwiss shall carry on business in the ordinary course. EuroSwiss shall not merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock; enter into any contract or otherwise incur any liability outside the ordinary course of business; discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms hereof; compromise, settle or otherwise adjust any material claim or litigation; make any capital expenditure involving in any individual case more than $5,000; incur any indebtedness for borrowed money or issue any debt securities; declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital; increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, as a result of which a material event would be likely to occur. EuroSwiss shall preserve intact the current business organization of EuroSwiss casino and the Assets.

5.2 Access to Information. From the date of this Agreement to the Closing Date, EuroSwiss shall cause its EuroSwiss casinos to give to BTWO and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to EuroSwiss as the BTWO may reasonably request. BTWO shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign and cause its officers, employees, counsels, accountants and other representatives to sign such standard and customary non-disclosure agreements as are reasonably requested by EuroSwiss.

5.3 No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to
Section 11, without the prior written consent of BTWO, EuroSwiss will not, and will not authorize or permit EuroSwiss Representative to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any purchase proposal in any way relating to the Assets. If EuroSwiss receives any such inquiries, offers or proposals it shall (a) notify BTWO orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 48 hour of the receipt thereof,
(b) keep BTWO informed of the status and details of any such inquiry, offer or proposal, and (c) give BTWO five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the Assets. Notwithstanding the foregoing, EuroSwiss will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

5.4 Transfer of title to BTWO. EuroSwiss shall, take such reasonable steps as may be necessary or appropriate, in the judgment of BTWO, so that BTWO shall be placed in actual possession of the Assets acquired by BTWO pursuant to Section
2.1  of  this  Agreement

6. Covenants of BTWO. Fulfillment of Closing Conditions. At and prior to the Closing, BTWO shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, it will
(a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereunder, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

7.  Mutual  Covenants.

7.1 Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, as soon as practicable after the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its or his control. In connection with the foregoing, each party will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate as of the Closing, and take any reasonable actions within its control that would be necessary to prevent its representations and warranties from being inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, Contracts or otherwise, (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

7.2 Disclosure of Certain Matters. EuroSwiss on the one hand, and BTWO, on the other hand, shall give BTWO and EuroSwiss, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date (defined below).

7.3 Public Announcements. EuroSwiss and BTWO shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions and, except as may be required by applicable law, none of such Parties nor any other Parties shall issue any such press release or make any such public statement without the consent of the other parties hereto.

7.4 Confidentiality. Both BTWO and EuroSwiss recognize and acknowledge that by reason of their involvement with or employment in the business, they have or will have access to trade secrets relating to their business. (the "Trade
Secrets"). Both BTWO and EuroSwiss acknowledge that such Trade Secrets are a valuable and unique asset and covenants that they will not disclose any such Trade Secrets to any person for any reason whatsoever, unless such information
(a) is in the public domain through no wrongful act, (b) has been rightfully received from a third party without restriction and without breach of this Agreement or (c) except as may be required by law.

The terms of this Section 7.4 shall apply to BTWO and EuroSwiss and to any other Person controlled by EuroSwiss or BTWO and any of their respective affiliates that it or he controls to the same extent as if they were parties hereto, and each such party shall take whatever actions may be necessary to cause any such party or affiliate to adhere to the terms of this Section 7.4.

In the event of any breach or threatened breach by any party of any provision of
Section 7.4, both EuroSwiss and BTWO shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Trade Secrets in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a party under Section 7.4. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages, all of which may be sought only in accordance with the arbitration provisions of this Agreement.

If the transactions under this Agreement are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

8. Conditions Precedent to Obligations of EuroSwiss. All obligations of EuroSwiss to consummate the transactions hereunder are subject to the satisfaction prior thereto of each of the following conditions:

8.1 Representations and Warranties. The representations and warranties of BTWO contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

8.2 Agreements, Conditions and Covenants. BTWO shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date in particular BTWO shall have transferred to EuroSwiss and validly issue in favor of EuroSwiss the Shares, representing $1,000,000 for BTWO obligations under the present agreement.

8.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the Assets illegal or otherwise prohibiting the consummation of such purchase and sale.

9. Conditions Precedent to Obligations of BTWO. All obligations of BTWO to consummate the transactions hereunder are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

9.1 Representations and Warranties. The representations and warranties of EuroSwiss contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

9.2 Agreements, Conditions and Covenants. EuroSwiss shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

9.3 Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the Assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a material adverse affect.

9.4 Financial Statements. If requested by BTWO, EuroSwiss will produce audited financial statements to BTWO for the two years ended December 31, 2004 or such other time period as reasonably requested by BTWO's auditors and advisors.

10.  Post-Closing  Obligations.

10.1 Net Profits Commissions. BTWO acknowledges and agrees that EuroSwiss shall be entitled to receive Thirty Percent (30%) of the net profits generated by the Assets from volumes introduced and to be introduced by EuroSwiss in its capacity as agent. BTWO acknowledges that such introductions may encompass traffic from Storms Commerce as discussed to date between said company and the principals of EuroSwiss. Commissions in both cases shall be calculated and payable monthly.

10.2 Online Support. EuroSwiss will provide twenty-four hour/seven day-a-week online support and banking queries to BTWO for the Assets and its customers without charge as long as BTWO and its affiliates own the Assets.

11.  Termination

11.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing Date:

(a)  By  mutual  written  consent  of  EuroSwiss  and  BTWO;

(b) By EuroSwiss or BTWO if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date. However, for each completed Closing as set forth in Section 2.1 of this Agreement, BTWO shall be entitled to retain the percentage interest of the Assets purchased. For example, if the Agreement is terminated under this Section 11.1(b) after Closing under Section 2.1(a)(i) is completed, BTWO shall be entitled to retain 12.5% of the Assets;

(c) By EuroSwiss or BTWO if a court of competent jurisdiction or govern mental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such Court Order shall have become final and nonappealable;

(d) By BTWO, if EuroSwiss shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by EuroSwiss shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof; and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the BTWO hereunder.

(e) By EuroSwiss, if BTWO shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the EuroSwiss hereunder.

11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, the agreements contained in Section 7.4 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

12.  General  Matters.

Arbitration. All disputes arising out of our in connection with the present agreement, including disputes on its conclusion, binding effect, amendment and termination shall be resolved, to the exclusion of the ordinary courts by a three-person Arbitral Tribunal in accordance with the International Laws of United States of America.

If there are not more than two parties involved in the procedure, each party nominates an arbitrator. The decision of the Arbitral Tribunal shall be final, and the parties waive all challenge of the award in accordance with Arbitration.

12.2 Contents of Agreement. This Agreement, together with the other transaction documents, sets forth the entire understanding of the parties with respect to the transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

12.3 Amendment, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than EuroSwiss and BTWO and their respective heirs, legal representatives, successors and permitted assigns. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

12.4 Further Assurances. At and after the Closing, EuroSwiss and BTWO shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

12.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders,
(c)  "or"  has  the  inclusive  meaning  frequently  identified  with the phrase
"and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

12.7 Schedules. Any items listed or described on Schedules, if any, shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

13. Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

If  to  EUROSWISS:

Caribbean  Place  P  O  97
Leeward  Highway,  Providenciales,  Turks  and  Caicos  Islands
Attn:  Barry  Dempsey


If  to  BTWO:

9171  Wilshire  Blvd.
Suite  B,  Beverly  Hills,  California  90210
Attn:  Robert  Russell
FAX:  310  281  0042

With  copies  to:

14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of California without regard to its provisions concerning conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

AGREED TO:                                 AGREED TO:

B2DIGITAL, INC.                            EUROSWISS EQUITIES LIMITED
                                           COCKBURN DIRECTORS, LTD - DIRECTOR


By:/s/ Robert C. Russell                          By:/s/T. Barry Dempsey
Robert C. Russell                                  T. Barry Dempsey
President                                          Authorized Representative